Exhibit 16.01

THURMAN SHAW & CO., L.C.

Certified Public Accountants                              James K. Thurman
                                                          Jeffrey L. Shaw
                                                          Justin R. Shaw











November 20, 2001


To Whom It May Concern:

We have served as the auditors for Faraday Financial, Inc. for the period ended March 31, 2001 and 2000. During the audit periods, there have been no disagreements with Faraday Financial, Inc. in regards to accounting principles, financial statement disclosures, auditing scope or procedures. All audit fees have been paid.

Sincerely,

 /s/ Jeffrey L. Shaw, CPA


Jeffrey L. Shaw, CPA
Thurman Shaw & Co., L.C.

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THURMAN SHAW & CO., L.C.

Certified Public Accountants                               James K. Thurman
                                                           Jeffrey L. Shaw
                                                           Justin R. Shaw









November 20, 2001


U. S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:       Faraday Financial, Inc.

Ladies and Gentlemen:

We have read Item 4 of Faraday Financial, Inc.'s Amended Form 8-K dated November 20, 2001 (Date of earliest event reported: August 8, 2001), and are in agreement with the statements contained in the paragraph therein.

Very truly yours,

 /s/ Jeffrey L. Shaw, CPA


Jeffrey L. Shaw, CPA
Thurman Shaw & Co., L.C.